Exhibit 10.5

FORM OF EXCLUSIVITY AND EXPENSE REIMBURSEMENT AGREEMENT

This EXCLUSIVITY AND EXPENSE REIMBURSEMENT AGREEMENT (this “Agreement”) is entered into as of          , 2017 by and between iStar Inc., a Maryland corporation (“iStar”), and Safety, Income and Growth, Inc., a Maryland corporation (“Safety”).  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in this agreement.

RECITALS

WHEREAS, in connection with Safety’s initial underwritten public offering (the “IPO”) of common stock, $0.01 par value per share (the “Safety Common Stock”), iStar has contributed a portfolio of assets to Safety and a subsidiary of iStar will enter into a Management Agreement (the “Management Agreement”) with Safety, effective as of the closing date of the IPO, pursuant to which the iStar subsidiary will act as Safety’s external manager; and

WHEREAS, as described in the final prospectus used in connection with the IPO (the “Final Prospectus”), iStar has agreed to provide certain exclusivity commitments to Safety and to pay, on behalf of Safety, the underwriting discounts and commissions and other offering expenses of Safety related to the IPO and the concurrent private placement of Safety Common Stock to iStar, all as more fully described in the Final Prospectus (the “Concurrent Private Placements”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each signatory hereto, it is agreed as follows:

1.             Exclusivity.  (a)  Between the date of the Final Prospectus and the expiration or earlier termination of the Management Agreement (the “Restricted Period”), iStar will not, and will cause each of its Affiliates not to, acquire, originate, invest in or provide debt or equity financing for a third party’s acquisition of, a Ground Net Lease (a “GNL Opportunity”) unless (i) iStar has notified Safety of the GNL Opportunity by delivering a written notice (which may be by email) containing a description of the GNL Opportunity and the terms of the GNL Opportunity of which iStar is aware, to the chair of the nominating and corporate governance committee (or any successor committee performing one or more of the functions of such committee) of Safety’s board of directors and Safety has affirmatively rejected in writing (which may be by email) the GNL Opportunity or has failed to notify iStar in writing (which may be by email) within 10 Business Days after receipt of iStar’s notice that Safety intends to pursue the GNL Opportunity; (ii) the GNL Opportunity involves an Incidental GNL Interest; or (iii) the GNL Opportunity is the manufacture or other creation of a GNL by iStar Net Lease I LLC and its subsidiaries (the “Net Lease Venture”) from a property that has been owned by the Net Lease Venture for at least three years after the closing date of the IPO.

(b)           During the Restricted Period, if a potential investment opportunity could be structured as either a Ground Net Lease or a financing within iStar’s investment focus, the potential transaction would meet the investment objectives of both iStar and Safety (including economic, diversification, geographic, maturity date, tenant and other investment objectives) and both iStar and Safety have the available capital to consummate the potential transaction, iStar will present alternative proposals for both a Ground Net Lease and a financing transaction to the potential customer for its consideration.

(c)           For purpose of Section 1(a), the following terms shall have the following meanings:

“Affiliate” means, with respect to a person, any person controlling, controlled by or under common control with, the first person.  The term “control” shall mean the power to direct the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.  For the purposes of this Agreement, Safety and its consolidated subsidiaries shall be deemed not to be Affiliates of iStar and its consolidated subsidiaries.

“Business Day” means a day in which commercial banks in New York, New York are open for business and is not a Saturday or Sunday.

“Ground Net Lease” means a real property consisting of a ground net lease of the  land underlying a commercial real estate project that is net leased, on a triple net lease basis, by the fee owner of the land to a tenant that separately owns or will own the buildings and improvements either built or to be built thereon.

“Incidental GNL Interest” means an opportunity to acquire or invest in, or lend to, an entity or portfolio of assets where not more than 20% of the value of the entity’s or portfolio’s assets, as reasonably determined by iStar, consists of GNLs, or an opportunity to provide debt, preferred equity or equity financing for a third party’s acquisition of an entity or portfolio of assets where not more than 20% of the value of the entity’s or portfolio’s assets, as reasonably determined by iStar, consists of GNLs.

(d)           The parties recognize that the legal requirements and public policies of the various states of the United States or other applicable jurisdictions may differ as to the validity and enforceability of covenants similar to those set forth in Section 1(a) of this Agreement.  It is the intention of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the legal requirements and public policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such requirements or policies) of any provisions of this Agreement shall not render unenforceable, or impair, the remainder of the provisions of this Agreement.  Accordingly, if any provision of this Agreement shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

2.             Expense Reimbursement.  On the closing date of the IPO, and on each subsequent closing date of the sale of Safety Common Stock to the IPO underwriters pursuant to the underwriters’ exercise of their option to purchase additional Safety Common Stock (each, a

“Subsequent Purchase”), iStar agrees to pay Safety, by wire transfer of immediately available funds, the aggregate amount of underwriting discounts and commissions paid or payable to the underwriters in connection with the closing of the IPO and such Subsequent Purchase.  In addition, iStar agrees to reimburse Safety for its reasonably-documented, out-of-pocket expenses incurred in connection with the IPO, each Subsequent Purchase and the Concurrent Private Placements, within 30 days after the incurrence of such expenses.  iStar’s obligation to pay amounts to Safety under this Section 2 is limited to $25.0 million in the aggregate.  All amounts in excess of $25.0 million shall be borne by Safety.

3.             Notices.  Except as otherwise expressly provided herein, all notices, requests, demands, claims and other communications required or permitted hereunder will be in writing and will be sent by personal delivery or nationally recognized overnight courier.  Any notice, request, demand, claim, or other communication required or permitted hereunder will be deemed duly given, as applicable, (a) upon personal delivery or (b) one Business Day following the date sent when sent by a reputable overnight courier service, addressed as follows:

If to iStar, to:

1114 Avenue of the Americas
39th Floor
New York, New York 10036
Attention: General Counsel

If to Safety, to:

1114 Avenue of the Americas
39th Floor
New York, New York 10036
Attention:	Chair, Nominating and
Corporate Governance Committee

Any party may change the address to which notices, requests, demands, claims, and other communications required or permitted hereunder are to be delivered by providing to the other parties written notice in the manner herein set forth.

4.             Entire Agreement.  The agreement of the parties that is comprised of this Agreement sets forth the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, understandings, negotiations and communications, whether oral or written, relating to the subject matter of this Agreement.

5.             Amendments.  This Agreement may be amended or modified, but only by an instrument in writing executed by each of the parties hereto.

6.             No Third Party Beneficiaries.  This Agreement will be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to or will be construed to or will confer upon any other Person any right, claim, cause of action, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.             Assignments.  This Agreement will be binding upon and inure to the benefit of and be enforceable by the successors and permissible assigns of the parties hereto.  Neither this Agreement nor any rights and obligations hereunder may be assigned, hypothecated or otherwise transferred by any party hereto (by operation of law or otherwise) without the prior written agreement of the other party.

8.             Governing Law.  This Agreement, and all claims arising in whole or in part out of, related to, based upon, or in connection herewith or the subject matter hereof will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

9.             Jurisdiction.  Each party to this Agreement, by its execution hereof, hereby (a) irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York, located in New York City, or in the United States District Court for the Southern District of New York, for the purpose of any and all actions, suits or proceedings arising in whole or in part out of, related to, based upon or in connection with this Agreement or the subject matter hereof, (b) waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit, or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) agrees not to commence any such action, suit or proceeding other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise.  Each party hereby (x) consents to service of process in any such action in any manner permitted by the laws of the State of New York; (y) agrees that service of process made in accordance with clause (x) or made pursuant to Section 3, will constitute good and valid service of process in any such action; and (z) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action any claim that service of process made in accordance with clause (x) or clause (y) does not constitute good and valid service of process.

10.          Waiver of Jury Trial.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENTS WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES AND COVENANTS THAT IT SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, ACTION, CLAIM, CAUSE OF ACTION, SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW

EXISTING OR HEREAFTER ARISING.  ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

11.          Specific Performance.  Each of the parties acknowledges and agrees that the other parties would be damaged immediately, extensively and irreparably and no adequate remedy at law would exist in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached or violated.  Accordingly, in addition to, and not in limitation of, any other remedy available to any party, the parties agrees that, without posting bond or similar undertaking, each of the other parties shall be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to the remedy of specific performance of this Agreement and the terms and provisions hereof in any action instituted in any court having jurisdiction over the parties and the matter in addition to any other remedy to which such party may be entitled, at law or in equity.  Such remedies, and any and all other remedies provided for in this Agreement, will, however, be cumulative in nature and not exclusive and will be in addition to any other remedies to which such party may be entitled.  Each of the parties hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to any party.  Each party further agrees that, in the event of any action for specific performance in respect of any breach or violation, or threatened breach or violation, of this Agreement, it shall not assert the defense that a remedy at law would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on any other grounds.

12.          No Waiver.  No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor will any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right.  No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), or shall constitute a continuing waiver unless otherwise expressly provided.  No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party against whom such waiver is intended to be effective.

13.          Construction.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

14.          Counterparts.  This Agreement may be executed in any number of counterparts, and by the different parties hereto in separate counterparts, each of which will be deemed an original for all purposes and all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile or PDF signature by any party and such signature will be deemed binding for all purposes hereof without delivery of an original signature being thereafter required.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have duly executed this Exclusivity and Expense Reimbursement Agreement as of the date first written above.

iSTAR INC.

By:
Name:
Title:

SAFETY, INCOME AND GROWTH, INC.

By:
Name:
Title:

[Signature Page to Exclusivity Expense Reimbursement Agreement]